UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 25, 2005, Nintendo of America Inc. (“Nintendo”) and THQ Inc.  (“Registrant”) entered into a Confidential License Agreement for the Nintendo DS handheld platform.  The agreement grants the Registrant the right to use certain of Nintendo’s intellectual property to develop, publish and distribute video games for the Nintendo DS handheld platform until January 25, 2008 in all countries in the Western Hemisphere (including possessions and territories) in accordance with the terms of the agreement.  Nintendo charges the Registrant certain amounts under its current pricing schedule, which prices includes including manufacturing as well as a royalty for the use of Nintendo’s intellectual property.  Nintendo has the right to approve each game, including the game’s packaging, all printed materials distributed with the game and all marketing materials.

In addition, the Registrant must indemnify Nintendo with respect to all loss, liability and expense resulting from any claim against Nintendo involving the development, marketing, sale, or use of the Registrant’s games, including any third party claims for intellectual property infringement or any federal, state or foreign civil or criminal actions, breach of any of the provisions of the agreement and any claims of or in connection with any personal or bodily injury (including death) or property damage.

Subject to a cure period under certain circumstances, the Agreement may be terminated upon written notice by Nintendo in the event of a breach or default by the Registrant, if the Registrant becomes insolvent, files a petition for bankruptcy, is bankrupt (voluntary or involuntary) or otherwise ceases to do business, if Registrant materially breaches any other agreement with Nintendo with respect to game systems, or if the Registrant assigns the Agreement without Nintendo’s reasonable prior written consent.  Upon termination of the Agreement for other than the Registrant’s breach or default, the Registrant has a limited period of time to sell any existing product inventory remaining as of the date of termination.  The length of this sell-off period is 180 days.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of the Registrant’s breach or default, the Registrant must immediately cease marketing and distribution of the games and destroy any remaining inventory.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to (i) statements with respect to the Nintendo DS License Agreement; and (ii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THQ INC.

		By:	/s/ Edward K. Zinser
Date:	January 31, 2005		Edward K. Zinser, Chief Financial Officer and
Executive Vice President